SECURED PROMISSORY NOTE AND WARRANT PURCHASE AGREEMENT

          THIS SECURED PROMISSORY NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of October 9, 2008, by and among EV TRANSPORTATION, INC., a Nevada corporation (the “Parent”), EV RENTAL CARS, LLC, a California limited liability company and a wholly owned subsidiary of the Company (the “Subsidiary”) (Parent and Subsidiary, collectively, the “Company”) and PLETHORA PARTNERS, LLC, a California limited liability company (the “Purchaser”).

RECITALS

          WHEREAS, on the terms and subject to the conditions set forth herein, the Purchaser is willing to purchase from Subsidiary, and Subsidiary is willing to sell to the Purchaser, a secured promissory note in the principal amount of $300,000;

          WHEREAS, on the terms and subject to the conditions set forth herein, the Purchaser is willing to purchase from Parent, and Parent is willing to sell to the Purchaser, warrants to acquire up to 30,227,500 shares of Parent’s common stock, par value $0.001 per share (the “Common Stock”); and

          WHEREAS, capitalized terms not defined when first used shall have the meaning provided in list of definitions attached hereto as Exhibit A.

AGREEMENT

          NOW THEREFORE, in consideration of the foregoing, and the representations, warranties and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. The Note and Warrants.

                    a. Issuance of Note and Warrants. At the Closing, Subsidiary will issue and sell to the Purchaser, and, subject to all of the terms and conditions hereof, the Purchaser will purchase from Subsidiary, a secured promissory note in the form attached hereto as Exhibit B (the “Note”) in the principal amount of $300,000 (the “Purchase Price”). In conjunction with the sale of the Note, at the Closing, Parent also agrees to issue warrants for the purchase of 30,227,500 shares of Common Stock, in the form attached hereto as Exhibit C (the “Warrants”). Further, at the Closing, (i) the Purchaser and Subsidiary shall enter into that certain Security Agreement, dated as of the date hereof, the form of which is attached hereto as Exhibit D (the “Security Agreement”) and the parties shall have the rights and obligations hereunder and thereunder, and (ii) Parent shall execute and deliver a guaranty agreement of the Subsidiary, in the form attached hereto as Exhibit E (the “Guaranty Agreement”).

                    b. Delivery of Note and Warrants. The sale and purchase of the Note and Warrants shall take place at a closing (the “Closing”) to be held on October 9, 2008 (the “Closing Date”) at such time and place to be mutually agreed upon by the Company and the Purchaser. At the Closing, the Company will deliver the Note and Warrants to the Purchaser. The Note and Warrants will be registered in such Purchaser’s name in the Company’s records.

                    c. Payments. Subsidiary will make all cash payments due under the Note in immediately available funds on the date such payment is due in the manner and at the address for such purpose specified in the Note, or at such other address as a Purchaser or other registered holder of a Note may from time to time direct in writing.

                    d. Transaction Fee. In addition to the principal and interest payable on the Note, the Subsidiary will pay Purchaser a loan transaction fee (the “Transaction Fee”) of $36,000, relating to Purchaser’s fees and costs associated with making the loan, which shall be due and payable on Maturity Date (or, if applicable, the Extended Maturity Date) of the Note. If the Transaction Fee is not paid when due, all unpaid amounts will accrue interest at a rate equal to ten percent (10%) per annum.

                    e. Section 1272 Acknowledgment. The Company and the Purchaser acknowledge that the Note and the Warrants are an “investment unit” within the meaning of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), that the portion of the Purchase Price payable for the Note is $995 per $1,000 principal amount, that such amount shall be the “issue price” (within the meaning of Section 1273(b) of the Code) of the Note per $1,000 principal amount. The Company and the Purchaser agree that such issue price shall be used to determine the amount of “original issue discount,” if any, accruing and to be reported on the Note pursuant to Section 1272 of the Code and the regulations promulgated thereunder. The balance of the Purchase Price is payable for the Warrants.

          2. Representations and Warranties of the Company. Except as otherwise set forth in the SEC Documents (as defined below), the Company represents and warrants to the Purchaser that:

                    a. Corporate Existence and Power. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) is duly qualified to do business in each additional jurisdiction where the failure to so qualify would have a Material Adverse Effect, and (c) has all requisite corporate power to own its respective properties and to carry on its respective businesses as now being conducted and as proposed to be conducted. The Company has all requisite corporate power to execute, deliver and perform its Obligations under the Note Documents.

                    b. Binding Effect. This Agreement and each of the other Note Documents to which the Company is a party have been duly executed and delivered by the Company and are, and the Note and Warrants when issued, executed and delivered as contemplated herein will be, the legal, valid and binding obligations of the Company, in each case enforceable against the Company in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and by general principles of equity.

                    c. Liens and Security Interests. The security interests now or hereafter created pursuant to the Security Agreement constitute and will constitute legal, valid and (assuming that all actions shall have been taken in respect of the perfection of such Liens and security interests contemplated by this Agreement and the Security Agreement) perfected second priority Liens and security interests in all of the Collateral purported to be covered thereby, subject only to the Lien held by Toyota.

                    d. No Conflicts with Agreements, Etc. Neither the execution and delivery by the Company of this Agreement or any of the other Note Documents to which it is a party, nor the offering, issuance or sale of the Note, nor the fulfillment of or compliance with the terms and provisions hereof or thereof, will conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien (other than Liens created pursuant to the Security Agreement) on any properties or assets of the Company pursuant to the Organizational Documents of the Company or any contract, agreement, mortgage, indenture, lease or instrument to which it is a party or by which it is bound or to which its assets are subject, or any Requirement of Law to which it or its assets are subject, which conflict, breach, violation, default or Lien could reasonably be expected to have a Material Adverse Effect.

                    d. Consents, Etc. To the Company’s Knowledge, no consent, approval or authorization of or declaration, registration or filing with any Governmental Authority or any nongovernmental Person, including any creditor or stockholder of the Company, is required in connection with the execution or delivery by the Company of this Agreement or the other Note Documents to which the Company is a party, or the performance by the Company of its Obligations hereunder and thereunder, or as a condition to the legality, validity or enforceability of this Agreement or any other Note Document.

                    e. Material Contracts. The Company is not in breach or violation of any of the terms, conditions or provisions of any of its material contracts, and to the best knowledge of the Company no third party to any of such material contracts is in breach or violation of any of the terms, conditions or provisions thereof, which breach could reasonably be expected to have a Material Adverse Effect. The Company has not transferred or subordinated any of its rights or interests in any of its material contracts, and such rights and interests are subject to no Liens except Permitted Liens.

                    f. Litigation.

                              (i) There are no actions, suits, or proceedings pending, or, to the Company’s Knowledge, threatened against or affecting the Company or any properties or rights of any of them which, if adversely determined, individually or in the aggregate would have a Material Adverse Effect.

                              (ii) There are no actions, suits or proceedings pending, or, to the Company’s Knowledge, threatened in writing against the Company which seek to enjoin, or otherwise prevent the consummation of, the transactions contemplated herein or to recover any damages or obtain any relief as a result of any of the transactions contemplated herein in any court or before any arbitrator of any kind or before or by any Governmental Authority.

                    g. Compliance With Laws; No Default.

                              (i) To the Company’s Knowledge, the Company is not now, or will be after or as a result of giving effect to the transactions contemplated herein, in default under or in violation of any Order of any court, arbitrator or Governmental Authority or of any federal, state, local or foreign Requirement of Law, which default or violation could reasonably be expected to have a Material Adverse Effect.

                              (ii) To the Company’s Knowledge, the Company is not in default under or with respect to any provision of any security issued by any such Person, of any of their respective Organizational Documents, or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which any such Person is a party or by which it or any of its property is bound which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

                    h. Possession of Franchises, Licenses, Etc. To the Company’s Knowledge, the Company possess all material franchises, certificates, licenses, permits, registrations, and other authorizations from Governmental Authorities, that are necessary for the ownership, maintenance and operation of their respective properties and assets, and for the conduct of its businesses as now conducted, and the Company is not in violation of any thereof in any material respect.

                    i. SEC Documents. For purposes of this Agreement, the term “SEC Documents” shall mean the Current Report on Form 8-K, as filed with the SEC on July 25, 2008, the Current Report on Form 8-K, as filed with the SEC on August 13, 2008, the Quarterly Report on Form 10-Q for the period ended June 30, 2008, as filed with the SEC on August 19, 2008 and the Current Report on Form 8-K/A (Amendment No. 1), as filed with the SEC on August 28, 2008. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, at the time they were filed with the SEC or were delivered to the Purchaser, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the filing of the SEC Documents, no event has occurred that would require an amendment or supplement to any of the SEC Documents to the extent such SEC Documents have not already been amended or supplemented as of the date hereof (including through delivery to the Purchaser).

          Except for correspondence with respect to (i) written requests by the Company, from time to time, for confidential treatment of specified information in agreements required to be filed as exhibits to SEC Documents and (ii) correspondence with the SEC staff regarding the filing of delinquent reports, copies (or written summaries of oral communications) of which have been previously provided to the Purchaser, the Company has not received any written or oral comments from the SEC staff that have not been resolved to the satisfaction of the SEC staff. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Except as permitted with respect to foreign acquired entities, such financial statements have been prepared in accordance with United States GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that are not material individually or in the aggregate). None of the Company or, to the Company’s knowledge, any stockholder, officer, director or Affiliate of the Company has made any other filing with the SEC, issued any press release or made any other public statement or communication on behalf of the Company or otherwise relating to the Company or any of its Subsidiaries that contains any untrue statement of a material fact or omits any statement of material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or has provided any other information to the Purchaser that contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance-sheet entity that is required to be disclosed by the Company in its reports pursuant to the Exchange Act that has not been so disclosed in the SEC Documents. Since July 25, 2008, neither the Company nor, to the knowledge of the Company, any director, officer or employee, of the Company, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its internal accounting controls, including any complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices. No attorney representing the Company since July 25, 2008, whether or not employed by the Company, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company pursuant to Section 307 of the Sarbanes-Oxley Act of 2002, and the SEC’s rules and regulations promulgated thereunder. Since July 25, 2008, there have been no internal or SEC investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, principal financial officer, the Board of Directors or any committee thereof.

                    j. No Undisclosed Events, Liabilities, Developments or Circumstances. Except for the issuance of the Note and Warrants contemplated by this Agreement, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, credit worthiness, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of Common Stock and that has not been disclosed in an SEC Document filed with the SEC at least five (5) days prior to the date of this Agreement.

                    k. No General Solicitation. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

                    l. No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions of any authority, nor will the Company take any action or steps that would require registration of the issuance of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings for purposes of the Securities Act.

                    m. Dilutive Effect. The Company understands and acknowledges the number of Warrant Shares issuable upon exercise of the Warrants. The Company further acknowledges that any obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company. Taking the foregoing into account, the Board of Directors has determined in its good faith business judgment that the issuance of the Note and the Warrants and the consummation of the other transactions contemplated hereby are in the best interests of the Company and its stockholders.

                    o. Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any labor union dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Except as set forth on Schedule 2(o), none of the employees of the Company or any of its Subsidiaries is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that the Company’s relations with its employees and the relations of its Subsidiaries with their respective employees are good. Except as previously disclosed in the SEC Documents filed with the SEC or delivered to the Purchaser at least five (5) Business Days prior to the date hereof, no executive officer (as defined in Rule 3b-7 under the Exchange Act), nor any other Person whose termination would be required to be disclosed pursuant to Item 5.02 of Form 8-K, has notified the Company that such Person intends to leave the Company or otherwise terminate such Person’s employment with the Company. To the knowledge of the Company or its Subsidiaries, no executive officer is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and, to the Company’s knowledge, the continued employment of each such executive officer does not subject the Company or its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not result, either individually or in the aggregate, in a Material Adverse Effect.

                    p. Tax Status. Since July 25, 2008, the Company and each of its Subsidiaries (i) has made or filed all material foreign, federal, state and local income and other tax returns, reports and declarations required by any jurisdiction in which it is subject to tax, (ii) has paid all taxes and other governmental assessments and charges that are material in amount and due, whether shown to be due on such returns, reports and declarations or otherwise, except those being contested in good faith and for which the Company has made appropriate reserves on its books, and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply. There are no unpaid taxes in any material amount claimed in writing to be due by the taxing authority of any jurisdiction, and, to the Company’s knowledge, there is no basis for any such claim.

                    r. Transactions With Affiliates. Except as set forth in the SEC Documents filed at least five (5) Business Days prior to the date of this Agreement, no Related Party of the Company or any of its Subsidiaries, or any of their respective Affiliates, is presently, or has been within the past two years, a party to any transaction, contract, agreement, instrument, commitment, understanding or other arrangement or relationship with the Company (other than directly for services as an employee, officer and/or director), whether for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments or consideration to or from any such Related Party. Except as set forth in the SEC Documents, no Related Party of the Company or any of its Subsidiaries, or any of their respective Affiliates, has any direct or indirect ownership interest in any Person (other than ownership of less than 1% of the outstanding common stock of a publicly traded corporation) in which the Company or any of its Subsidiaries has any direct or indirect ownership interest or with which the Company or any of its Subsidiaries competes or has a business relationship.

                    s. Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the Articles of Incorporation or the laws of the State of Nevada that is or could become applicable to the Purchaser as a result of the transactions contemplated by this Agreement, including the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

                    t. Communication with Governmental Authorities. The Company has no knowledge of any pending communication from any United States or foreign regulating authority or body that would cause the Company to revise its strategy for marketing and selling its products and services.

                    u. Brokers’ Fees. Except for the fees and expenses payable by the Company to Plethora Partners LLC, there are no brokerage commissions, finder’s fees, or similar fees or commissions payable by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby or by the other Note Documents based on any agreement, arrangement or understanding with the Company or any of its Subsidiaries.

                    v. Investment Company. The Company is not, and upon the Closing will not be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

                    w. Shares Registered with the SEC. Parent does not have, and has not at any time since July 25, 2008 had, a class of voting shares registered with the SEC under Section 12 of the Exchange Act.

                    x. Nevada Revised Statutes Provisions. Parent’s Articles of Incorporation and Bylaws do not provide that the Nevada Revised Statutes sections 78.411 to 78.444, inclusive shall apply to Parent, and the provisions of Nevada Revised Statutes sections 78.378 to 78.3793, inclusive, will not in the future apply to the Note or Warrants or any transaction contemplated by the Note Documents, including the issuance of the Warrants, the exercise thereof or the issuance of any Common Stock upon such exercise.

                    y. Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to the Purchaser by or on behalf of the Company in connection herewith, contained, as of its respective date, or now contains, any untrue statement of a material fact or as of any such date omitted, or now omits, to state a material fact necessary in order to make the statements contained herein and therein not misleading.

          3. Representations and Warranties of the Purchaser. The Purchaser, represents and warrants to the Company as follows:

                    a. Binding Obligation. The Purchaser has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement is a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

                    b. Securities Law Compliance. The Purchaser acknowledges that the Note and Warrants have not been registered under the Securities Act or any state securities laws and are instead being offered and sold in reliance on exemptions from federal and state securities laws. The Note and Warrants are being acquired by the Purchaser solely for the Purchaser’s own account, for investment and not with a view to or for the resale, distribution, subdivision or fractionalization thereof, and the Purchaser has no plans to enter into, and has not entered into, any contract, undertaking, agreement or arrangement to such end. The Purchaser has adequate means of providing for current needs and personal contingencies and would have no need for the liquidity of this intended investment in the Company. In order to induce the Company to issue to the Purchaser the Note and Warrants, it is agreed that the Company will have no obligation to recognize the ownership, beneficial or otherwise, of such securities or any security comprising a part thereof by anyone but the Purchaser. No federal or state agency has passed upon the Note or Warrants or made any finding or determination as to the fairness of this transaction. The Purchaser will not attempt to sell, transfer, assign, pledge or otherwise dispose of all or any portion of the Note or Warrants in the absence of either an effective registration statement or an opinion of securities counsel in form and substance reasonably acceptable to Company and its counsel, that such proposed sale, transfer, assignment, pledge or other disposition would not be in violation of the Section 5 of Securities Act. Such Purchaser has been advised that the Note and Warrants have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Purchaser is aware that the Company is under no obligation to effect any such registration with respect to the resale of the Note or to file for, or comply with any exemption from registration for such purpose. The Purchaser has not been formed solely for the purpose of making this investment and is purchasing the Note to be acquired by such Purchaser hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. The Purchaser is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act.

                    c. Access to Information. The Purchaser acknowledges that the Company has given the Purchaser access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by the Purchaser, and has furnished the Purchaser with all documents and other information required for the Purchaser to make an informed decision with respect to the purchase of the Note. The Purchaser: (i) has reviewed all documents, records and books the undersigned has requested pertaining to the Company; (ii) has had an opportunity to ask questions of, and receive answers from the Company or persons acting on the Company’s behalf concerning the terms and conditions of this investment; (iii) has received no oral representations or warranties on which the undersigned has relied in connection with this investment; (iv) is unaware of, and is in no way relying on, any form of general solicitation or general advertising within the meaning of Section 502 of Regulation D of the Securities Act in connection with the offer and sale of the Securities; and (v) has received, and is relying on in making this investment, no representations or warranties other than those set forth in this Agreement.

                    d. Risk of Loss of Investment. The Purchaser acknowledges and is aware that the Purchaser’s investment in the Company is speculative, and may be lost in its entirety; any forecasts, plans or budgets of the Company provided to the Purchaser are for illustration purposes only and no assurance is given that actual results will correspond with the results contemplated therein; such forecasts are based on the estimates and assumptions of the Company that may prove to be wrong; and the actual results of operations and the financial consequences to the undersigned may vary materially and adversely from those projected.

                    e. Indemnification. The Purchaser agrees to indemnify and hold harmless the Company and its officers, directors, employees, consultants, agents and affiliates against all loss, liability, costs and expenses (including reasonable attorneys' fees) arising as a result of any misrepresentation made by the Purchaser in this Agreement, any breach of this Agreement by the Purchaser or any transfer of the Note, Warrant or Warrant Shares by the undersigned in violation of federal and/or state securities laws.

                    f. Survival. The Purchaser agrees that the representations, certifications and agreements set forth in this Agreement shall survive the purchase and delivery of the Note and Warrants.

          4. Conditions to Closing of the Purchaser. The Purchaser’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the Purchaser:

                    a. Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made, and shall be true and correct on the Closing Date.

                    b. Transaction Documents. The Company shall have duly executed and delivered to the Purchaser the following documents:

(i)	this Agreement;

(ii)	the Note issued hereunder;

(iii)	the Warrants issued hereunder;

(iii)	the Security Agreement; and

(iv)	the Guaranty.

                    d. Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Note.

                    e. Legal Requirements. At the Closing, the sale and issuance by Company, and the purchase by the Purchaser, of the Note shall be legally permitted by all laws and regulations to which the Purchaser or Company are subject.

                    f. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser.

                    g. Corporate Documents. Company shall have delivered to the Purchaser each of the following:

                              (i) A certificate of the Secretary of Company, dated the Closing Date, certifying that attached thereto are true and correct copies of resolutions duly adopted by the Board of Directors of Parent (or a duly constituted committee thereof) and continuing in effect, which authorize the execution, delivery and performance by Company of this Agreement and the Note and the consummation of the transactions contemplated hereby and thereby, and the Amendment to the Bylaws as described is Section 6(d) hereof.

          5. Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Note and Warrants at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

                    a. Representations and Warranties. The representations and warranties made by the Purchaser in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

                    b. Transaction Documents. The Purchaser shall have duly executed and delivered to the Company the following transaction documents:

(i)	this Agreement; and

(ii)	the Security Agreement.

                    c. Purchase Price. The Purchaser shall have delivered to the Company the Purchase Price in respect of the Note being purchased by such Purchaser referenced in Section 1(a) hereof.

          6. Covenants of the Company. The Company covenants to the Purchaser that:

                    a. Weekly Reports of Leasing Activity by Subsidiary. For so long as the Note is outstanding, Subsidiary will give weekly reports to the Purchaser, due no later than the Tuesday of the following week, which reports will contain a brief description of any leasing activity conducted by the Subsidiary during the prior week.

                    b. New Securities. For so long as the Note is outstanding, Company will not issue any new shares of Common Stock (or securities convertible or exchangeable into Common Stock) without the prior written consent of the Purchaser, such consent not to be unreasonably withheld; provided, however, that Company is permitted to issue the following securities in the Company’s sole and absolute discretion without the prior written consent of the: (i) shares of Company’s Series A Convertible Preferred Stock and the Series A Warrants that are currently being offered by Company under that certain Term Sheet, dated September 4, 2008; (ii) the issuance of capital stock to employees, consultants, officers or directors of the Company pursuant to stock purchase or stock option plans or agreements approved by the Board of Directors and existing as of the date of October 3, 2008, provided that stock options granted under plans in existence as of October 3, 2008 may be granted and provided that the exercise price of any such option will not be less than the exercise price of the Warrants, as adjusted; (ii) the issuance of securities in connection with acquisition transactions approved by the Board of Directors, provided that all amounts due and owing under the Note will be repaid prior to the closing of any such transaction; (iii) the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment and vehicle financings or similar transactions approved by the Board of Directors; (iv) shares of Common Stock issued upon conversion of or as dividends on the Series A Convertible Preferred

Stock; (v) the issuance of securities in a registered public offering approved by the Board of Directors, provided that all amounts due and owing under the Note will be repaid out of the proceeds of an such registered public offering; (vi) the issuance of securities pursuant to currently outstanding options, warrants, notes or other rights to acquire securities of the Company; and (vii) the issuance of securities by the Company in connection with its currently contemplated sale and issuance of up to 2,666,667 shares of Common Stock, on such terms and conditions as approved by the Board of Directors.

                    c. Filing of Form 8-K. The Company agrees to timely file (assuming for this purpose that the Company is an issuer required to file reports pursuant to Section 13 of the Exchange Act) a Current Report on Form 8-K with the SEC reporting the transactions contemplated in this Agreement.

                    d. Amendment of Bylaws. The Board of Directors of Parent shall amend the Bylaws of the Parent to provide that the provisions of Nevada Revised Statutes sections 78.378 to 78.3793, inclusive, do not apply to Parent or to transaction(s) contemplated under this Agreement (the “Amendment”). Further, the Amendment to the Bylaws may only be amended, modified or rescinded on the earlier to occur of the date the Note is repaid in full, the date Parent redeems the Redeemable Warrants (as such term is defined in the Warrant) or the date the Warrants expire, and for not less than ten (10) days after any such date.

                    e. Repayment from Proceeds of Issuances of New Securities. Out of the proceeds of the first $1,000,000 raised by Parent through the sale and issuance of any securities, including its Series A Convertible Preferred Stock, pursuant to that certain Term Sheet, dated September 4, 2008, Parent will pay Purchaser (on behalf of the Subsidiary) all amounts due and owing under the Note.

                    f. Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Note.

                    g. Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Purchaser on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date. Notwithstanding the foregoing, the Company shall in no event be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, or to taxation as doing business in any jurisdiction where it is not now subject.

                    h. Reporting Status. Until the later of (i) the date as of which the Purchaser may sell all of the Warrant Shares without restriction pursuant to Rule 144 promulgated under the Securities Act (or successor thereto), and (ii) the date on which no Note or Warrants remain outstanding (the “Reporting Period”), the Company shall timely file (assuming for this purpose that the Company is an issuer required to file reports pursuant to Section 13 of the Exchange Act) all reports required to be filed with the SEC pursuant to the Exchange Act.

                    i. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the aggregate number of shares of Common Stock issuable upon exercise of all outstanding Warrants (without regard to any limitations on exercise thereof).

                    j. Transactions With Affiliates. From the date of this Agreement until the first date following the Closing Date on which no Note or Warrants are outstanding, the Company shall not, and shall cause each of its Subsidiaries not to, without the prior written consent of the holders of a majority of the aggregate principal amount of the outstanding Notes, enter into, amend, modify or supplement any transaction, contract, agreement, instrument, commitment, understanding or other arrangement with any Related Party, except for customary employment arrangements and benefit programs on reasonable terms.

                    k. No Inconsistent Agreement or Actions. From the date of this Agreement until the first date following the Closing Date on which no Note or Warrants are outstanding, the Company and its Subsidiaries shall not enter into any contract, agreement or understanding which limit or restrict the Company’s or any of its Subsidiaries’ ability to perform under, or take any other voluntary action to avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it under, this Agreement or any of the other Note Documents.

                    l. Compliance with Note Covenants. From the date of this Agreement until the first date following the Closing Date on which the Note is no longer outstanding, the Company shall comply with and not violate or breach, and shall cause the Subsidiaries, as applicable, to comply with and not violate or breach, the covenants and agreements set forth in the form of Note attached hereto, the provisions of form of Note being incorporated herein and made a part hereof.

                    m. Compliance with Laws. For so long as this Note is outstanding, the Company will comply in all material respects with all applicable laws, ordinances, rules, regulations and requirements of Governmental Authorities (including ERISA and the rules and regulations thereunder and all environmental laws) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings diligently conducted.

                    n. Payment of Taxes. For so long as this Note is outstanding, the Company will pay and discharge, before the same shall become delinquent, all income and all other material taxes, assessments and other governmental charges or levies, imposed upon them or any of their properties or assets or in respect of their businesses or incomes except for those being contested in good faith by proper proceedings diligently conducted and against which adequate reserves, in accordance with GAAP, have been established.

          7. Miscellaneous.

                    a. Usury Limitations. It is the intention of the Company and the Purchaser to conform strictly to applicable usury laws. Accordingly, notwithstanding anything to the contrary in this Agreement or the Note, amounts constituting interest under applicable law and contracted for, chargeable or receivable hereunder or under the Note shall under no circumstances, together with any other interest, late charges or other amounts which may be interpreted to be interest contracted for, chargeable or receivable hereunder or thereunder, exceed the maximum amount of interest permitted by law, and in the event any amounts were to exceed the maximum amount of interest permitted by law, such excess amounts shall be deemed a mistake and shall either be reduced immediately and automatically to the maximum amount permitted by law or, if required to comply with applicable law, be canceled automatically and, if theretofore paid, at the option of the Purchaser, be refunded to the Company or credited on the principal amount of the Note then outstanding.

                    b. Punitive Damages. Each party to this Agreement agrees that it shall not have a remedy of punitive, special, exemplary, indirect or consequential damages against any other party to this Agreement in connection with any claim or dispute arising hereunder and hereby waives any right or claim to any such damages that such party now has or which may arise in the future in connection with any such claim or dispute, whether such claim or dispute is resolved by arbitration or judicially.

                    c. Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and Holder of the Note. The failure of a party to exercise any of its rights under this Agreement or to require the performance of any term or provision of this Agreement, or the waiver by a party of a breach of this Agreement, shall not prevent a subsequent exercise or enforcement of such rights or be deemed a waiver of any subsequent breach of the same or any other term or provision of this Agreement. A waiver of any right under this Agreement shall be effective only if in writing and signed by the party against which such waiver is to be enforced.

                    d. Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

                    e. Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement and be deemed to be material to and relied upon by the Purchaser, regardless of any investigation made by the Purchaser or on its behalf.

                    f. Successors and Assigns. Subject to the restrictions on transfer described in Sections 7(i) and 7(j) below, the rights and obligations of the Company and the Purchaser of the Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

                    g. Registration, Transfer and Replacement of the Note. The Note issuable under this Agreement shall be a registered note. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Note. Prior to presentation of any Note for registration of transfer, the Company shall treat the Person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in any Note, the holder of any Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal amount requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

                    h. Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent in the form attached hereto as Exhibit F (the “Irrevocable Transfer Agent Instructions”), and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at the Depository Trust Company (“DTC”), registered in the name of the Purchaser or its nominee(s), for the Warrant Shares in such amounts as specified from time to time by the Purchaser to the Company upon exercise of the Warrants. Prior to registration of the Warrant Shares under the Securities Act, all such certificates shall bear an appropriate Securities Act restrictive legend. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 7(h) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. If the Purchaser provides the Company with an opinion of counsel as referenced in Section 3(b), to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurance that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer and, in the case of the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by the Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchaser by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 7(h) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 7(h) that the Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                    i. Assignment by Company. Neither the Note nor any of the rights, interests or obligations hereunder nor thereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Holder of the Note.

                    j. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery, addressed (i) if to the Purchaser, at the Purchaser’s address set forth in the Note, or at such other address as the Purchaser shall have furnished the Company in writing, or (ii) if to the Company,

to:	EV Transportation, Inc.
EV Rental Cars, LLC
5500 West Century Boulevard
Los Angeles, CA 90045
	Attention:	William N. Plamondon, CEO
	Telephone:	(310) 215-3201
	Facsimile:	(310) 820-8859

with a copy to:	Baker & Hostetler LLP
12100 Wilshire Boulevard, 15th Floor
Los Angeles, CA 90025
	Attention:	Jeffrey P. Berg, Esq.
	Telephone:	(310) 820-8800
	Facsimile:	(310) 820-8859

or at such other address as the Company shall have furnished to the Purchaser in writing.

                    k. Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                    l. Entire Agreement. This Agreement together with the Note, the Warrants, and the other Note Documents and exhibits constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof and thereof.

                    m. Remedies. Except as otherwise provided herein, no remedy made available to either party hereto by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder now or hereafter existing at law or in equity.

                    n. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

                    o. Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

                    p. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A JURY IN ANY LEGAL PROCEEDING ARISING OUT OR A RELATED TO THIS AGREEMENT, THE NOTE, AND THE SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

“COMPANY”		“PURCHASER”

“PARENT”		PLETHORA PARTNERS LLC
a California limited liability company
EV TRANSPORTATION, INC.
a Nevada corporation
By:
		Name:	Nikolas Konstant
By:		Title:	Managing Member
Name:	William N. Plamondon
Title:	CEO/President

“SUBSIDIARY”

EV RENTAL CARS, LLC
a California limited liability company

By:
Name:	William N. Plamondon
Title:	CEO of EV Transportation, Inc., the sole
managing member of EV Rental Cars, LLC

EXHIBIT A

DEFINITIONS

          Defined Terms. For the purposes of this Agreement, the following terms shall have the following respective meanings:

          “Collateral” means the property of the Company in which the Company is granting a Lien or security interest to the Purchaser pursuant to the Security Agreement.

          “Exchange Act” means as of any date the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar federal statute.

          “GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America, applied on a consistent basis both as to classification of items and amounts.

          “Governmental Authority” means any nation or government, any state, province, county, city, municipality, town, village, department or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any central bank or similar monetary or regulatory authority), and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          “Holder” means the Person specified in the introductory paragraph of the Note or any Person who shall at the time be the registered holder of this Note. A reference to a Lien of Holder or a Security Agreement executed in favor of Holder shall be deemed to include a Lien granted to a Collateral Agent on behalf of Holder and a Security Agreement executed in favor of a Collateral Agent on behalf of Holder, respectively.

          “Knowledge” means, with respect to the Company, the actual knowledge of the Chief Executive Officer and Chief Financial Officer of the Company.

          “Lien” with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

          “Material Adverse Effect” means any change or effect that individually or in the aggregate with other changes or effects are materially adverse to (i) the assets, business, operations, income, prospects or condition (financial or otherwise) of the Company and its Subsidiary taken as a whole, (ii) the legality, validity or enforceability of this Agreement or any of the other Note Documents, or (iii) the ability of the Company to fulfill its obligations under this Agreement and the other Note Documents.

          “Note Documents” means collectively this Agreement, the Note, the Warrants, the Security Agreement, the Guaranty Agreement and any other instruments or documents now or hereafter executed and delivered pursuant to or in connection with any of the foregoing.

          “Obligations” means all loans, advances, debts, liabilities and obligations existing or hereafter arising under or pursuant to the terms of this Note, the Note Purchase Agreement and the other Note Documents, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

          “Order” means any order, writ, injunction, decree, judgment, award, determination or written direction or demand of any court, arbitrator or Governmental Authority.

          “Organizational Documents” means (a) with respect to any corporation, the certificate of incorporation, articles of incorporation or comparable constitutional or charter document, and by-laws, of such corporation, (b) with respect to any limited liability company, the certificate of formation or comparable document filed with the Secretary of State or comparable official of the state of organization of such limited liability company, and the operating agreement, limited liability company agreement or comparable constitutive document thereof, (c) with respect to any limited partnership, the certificate of limited partnership or comparable document filed with the Secretary of State or comparable official of the state of organization of such limited partnership and the limited partnership agreement thereof, (d) with respect to any general partnership or joint venture, the partnership agreement or joint venture agreement relating thereto, (e) with respect to any trust, the trust agreement or comparable agreement establishing such trust, or (f) with respect to any other business entity, the comparable constitutive documents, in each case with all amendments, modifications and supplements thereto from time to time executed or filed.

          “Permitted Liens” means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent, and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens could not reasonably be expected to materially adversely affect the ordinary course of business of the Company.

          “Person” means an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

          “Requirement of Law” means any statute, ordinance, code, treaty, directive, law, rule or regulation of any Governmental Authority, and any Order of any court, arbitrator or Governmental Authority.

          “Securities Act” means as of any date the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar federal statute.

          “Security Agreement” means the Pledge and Security Agreement, dated as of the date of this Agreement, as it may from time to time be amended, modified or supplemented in accordance with the terms thereof.

          “SEC” means the United States Securities Exchange Commission.

EXHIBIT B

SECURED PROMISSORY NOTE

EXHIBIT C

WARRANT TO PURCHASE SHARES OF COMMON STOCK

EXHIBIT D

SECURITY AGREEMENT

EXHIBIT E

GUARANTY AGREEMENT

EXHIBIT F

IRREVOCABLE TRANSFER INSTRUCTION